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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                               September 28, 2007

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                               KODIAK ENERGY, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)


                               734 7th Avenue S.W.
       333-38558            Calgary, AB T2P 3P8 Canada            65-0967706
(Commission File Number)  (Address of Principal Executive       (IRS Employer
                              Offices and zip code)          Identification No.)

                                 (403) 262-8044
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 3.02.  Unregistered Sales of Equity Securities.

         On September 28, 2007, the Registrant sold an aggregate of 4,622,670 shares of common stock, for aggregate proceeds of $12,490,000. Of the total number of shares, 2,756,000 were sold at a purchase price of $2.50 per share and 1,866,670 were sold at a purchase price of $3.00. The shares sold at $3.00 were sold on the basis that the Registrant would provide the purchaser a Canadian tax flow through advantage. All the common stock sold in the offering has the same governance and other rights as the currently outstanding common stock of the Registrant. The offering was made exclusively outside the United States in an offering that qualified under Regulation S, principally to investors in Canada and Europe which met certain sophisticated, institutional or local accredited investor standards, as applicable.

         Research Capital Corporation ("Research") acted as the exclusive placement agent. Research was paid fees and commissions which in the aggregate totaled 8.0% of the gross proceeds to the Registrant in offering, or approximately $999,200. Research was also granted options to purchase, until March 28, 2009, (i) 220,480 Common Shares of the Corporation at a purchase price of US$2.50 per Common Share and (ii) 149,334 Common Shares of the Corporation at a purchase price of US$3.00 per Common Share. Research has been granted an over-allotment option to sell additional common stock and will be paid the same fees as stated above. Research has been granted a right of first refusal for future securities offerings in Canada and investment banking and advisory rights for a period of 18 months.

         The Registrant will seek a listing on the TSXV for its common stock. If the Registrant does not have such listing in place by December 28, 2007, then it will pay in cash to the investors a penalty amount of 2% per month until such listing is achieved. The penalty provision is not limited as to time or amount. There can be no assurance that the listing of the common stock on the TSXV will be obtained prior to the December 28, 2007 date or ever. The Registrant intends to pursue the listing vigorously. The Registrant is not committed to register the shares for resale in the United States under the federal or state securities laws.

         All the shares issued in the offering and issuable to Research will be subject to a four month sale restriction period. All securities sold in the offering and issued to Research will be restricted from resale in the United States unless pursuant to a registration statement under the Securities Act of 1933 or an available exemption therefrom, and compliance with applicable state securities laws.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         KODIAK ENERGY, INC.
                                         (Registrant)



Date:  September 28, 2007                By: /s/ W. E. Brimacombe
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                                            W. E. Brimacombe,
                                            Chief Financial Officer



























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